                                                                   EXHIBIT 10.29

                    SEPARATION AGREEMENT AND GENERAL RELEASE
                            AND COVENANT NOT TO SUE

This Separation Agreement and General Release (the " Agreement") is entered into by George Wadsworth (the "Employee") and The Connecticut Water Service, Inc. and Barnstable Water Company ("The Company"). The Employee and the Company hereby agree as follows:

1. Employee and the Company are entering into this Separation Agreement and General Release in order to assist Employee in his transition from employment and to ensure that Employee commences no legal claims or proceedings against the Company, Barnstable Water Company, or any related person or entity. In consideration for the execution of this Agreement and the release set forth herein, the Employee acknowledges and agrees that he has voluntarily terminated his employment and the Company agrees to provide Employee with a lump sum payment in the amount of three hundred eighty four thousand four hundred eleven dollars and fifty-three cents ($384,411.53) less all applicable federal, state and local taxes and withholdings. The Company agrees to make such payment to Employee within fifteen (15) business days of the expiration of the revocation period set forth below in Section 9.

         As an additional consideration, the Company agrees to pay Employee a supplemental pension benefit as described in the Supplemental Pension Agreement between George Wadsworth and Connecticut Water Service, Inc. and Barnstable Water Company that is provided as an addendum to this agreement.

         Employee acknowledges and agrees that the payments described above in this Section are provided in consideration of the terms of this Separation Agreement and that Employee would not otherwise be entitled to them. Employee also acknowledges and agrees that he has voluntarily elects to terminate his employment and that his last day of employment with the Company was December 14, 2001.

2. The Company may at some time in the future, but shall not be obligated or required to, enter into a separate agreement to engage the service of Mr. Wadsworth as a consultant, under terms and conditions as may be mutually agreed upon. In consideration of the payment described above in Section 1, Employee agrees that he and his heirs, legal representatives and assigns hereby waive, release and forever discharge, and will not file or cause to be filed against the Company, its Company, subsidiaries or affiliated companies (including but not limited to the Barnstable Water Company), or any of their owners, shareholders, directors, officers, employees or other agents (hereinafter referred to collectively as "the Company and/or its affiliates") any claim, lawsuit, complaint, whether known or unknown, asserted or unasserted, suspected or unsuspected, which Employee may have as a result of any incident, act, event or omission which has occurred at any time up to and including the date of his signing of this Agreement.

3. The Employee and Company mutually agree that this Agreement represents the full and entire agreement between the parties and supercedes any and all prior agreements or discussions between the parties with respect to Wadsworth's employment with or separation from the Company, including but not limited to the Employment Agreement dated on February 23, 2001.

4. Employee agrees that among the rights he knowingly and voluntarily waives and releases are his right to bring any complaints against the Company and/or its affiliates (including but not limited to the Barnstable Water Company) arising or occurring on or before the date of his signing of this Agreement, including but not limited to all such claims or causes of action arising under Title VII or the Civil Rights Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the Family and Medical Leave Act, and any other federal, state or local law dealing with discrimination on any basis, including but not limited to sex, age, race, national origin, sexual orientation, veteran status, marital status, religion, and physical and/or mental disability. Employee also agrees that he is waiving and releasing all rights to bring any complaints against the Company and/or its affiliates (including but not limited to Barnstable Water Company) alleging unpaid wages, breach of contract, wrongful termination, infliction of emotional distress or any other possible claim arising or occurring on or before the date of Employee's signing of this Agreement. Employee also agrees that he is waiving and releasing any claims to which he might otherwise have been entitled under the terms of his employment agreement dated February 23, 2001. Employee and Employer agree that this release does not impair or affect any vested benefit rights protected by ERISA to the extent that those benefits vested prior to the end of Employee's employment.

5. Employee acknowledges that he has been advised to consult with an attorney regarding this Agreement. Employee also acknowledges that he has been given at least twenty-one (21) calendar days from receipt of this Agreement to consider it and decide whether or not to enter into this Agreement. Employee further acknowledges that he has had reasonable and sufficient time to consider this Agreement and is voluntarily signing it without duress or coercion on the date indicated below. Employee acknowledges that he has read this Agreement in its entirety and that he understands its meaning and effect.

6. Employee agrees that the existence, terms and conditions of this Agreement are confidential matters and that he will not disclose them to anyone other than his spouse and his legal or financial advisors. Employee also agrees that he will not disclose the existence, terms or conditions of this Agreement to his spouse or his financial and legal advisors without first informing such individuals that they are required to keep confidential the existence, terms and conditions of this Agreement and securing their agreement to maintain such confidentiality. Employer also agrees that the existence, terms and conditions of this Agreement are confidential matters and that they will not be disclosed, except as may be required as a business requirement, a regulatory proceeding or other force of law.

         If at some time in the future Employee believes that he is required to disclose the existence, terms or conditions of this Agreement by force of law or otherwise, Employee agrees to notify in writing the President of the Company at least ten days in advance of the required disclosure.

         Employee understands that in the course of Employee's employment by Company, Employee has received or had access to confidential information concerning the business or purposes of Company and Parent, and which Company and Parent desire to protect. Such confidential information shall be deemed to include, but not be limited to, Company's financial records, regulatory compliance data, customer lists and information, and employee lists, including, if known, personnel information and data. Confidential information shall specifically not include, verbal or written, in any form whatsoever, filed with or delivered to any public authority which would be considered to be available to the public in accordance with applicable state laws. Employee agrees that Employee will not, at any time during the period ending two (2) years after the date of termination of Employee's employment, reveal to anyone outside Company or Parent or use for Employee's own benefit any such information without specific written authorization by Company or Parent. Employee further agrees not to use any such confidential information or trade secrets in competing with Company or Parent at any time during or in the two (2) year period immediately following the date of termination of Employee's employment with Company.

7. Employee and the Company agree that he has voluntarily terminated his employment with the Company and Barnstable Water Company and this Agreement is not, and shall not be considered as an admission of any wrongdoing or liability on the part of the Employee or the Company and/or its affiliates. Employee agrees that he will not request or apply for any job or re-employment with the Company and/or its affiliates except as a consultant as provided for in Section 1.

8. This Agreement will not become effective or enforceable until the eighth calendar day after Employee has signed it. Employee understands that if he wished to revoke this Agreement for any reason or for no reason at all, Employee may do so during the first seven (7) calendar days following his signing of it by delivering written notice of such revocation to the President of the Company. Employee also understands that if no such notice of revocation is received by the President of the Company within seven (7) calendar days following Employee's signing of this Agreement, this Agreement shall become effective and enforceable as of the eighth day following Employee's signing of it.

9. Employee and the Company agree that no changes to this Agreement will be effective unless made in writing and signed by both parties. Employee also acknowledges that in deciding to enter into this Agreement, he has not received and is not relying on any representations, promises, or assurances of any kind other than those expressly set forth in writing in this

         Agreement. In the event that any provision of this Agreement is held to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement will nevertheless be binding upon the parties as though the void or unenforceable part has been deleted.

10. Employee and the Company agree that this Agreement shall be governed by Massachusetts law and that Employee and the Company shall be subject to the personal jurisdiction of the state and federal courts of Massachusetts should any dispute arise concerning this Agreement. Employee and the Company further agree that if either party ever files any claim against or sues the other, in any forum or proceeding, whether related to this Agreement or not, the prevailing party as determined by the court or the finder of fact shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred in that action, as well as any compensatory or other damages available under applicable law.

WHEREFORE, intending to be bound by the terms and conditions of the foregoing Separation Agreement and General Release, the undersigned parties hereby execute it on the dates set forth below:

         EMPLOYEE:

         /s/ George Wadsworth
         --------------------------
         George Wadsworth



         STATE OF MASSACHUSETTS:
                                         ss:
         COUNTY OF BARNSTABLE:

         On this 14th day of December, 2001, before me personally appeared George Wadsworth, to me known to be the person described in the foregoing Agreement, who in my presence executed the same, acknowledging such execution to be his free act and deed.

                                                SUSAN L ABBOTT
/s/:  Susan L. Abbot                              Notary Public
Notary Public                                     My Commission Expires
My Commission Expires:11/25/05                      November 25, 2005



CONNECTICUT WATER SERVICE, INC.

/s/:  Marshall T. Chiarlauce
---------------------------------
Marshall T. Chiaraluce


STATE OF CONNECTICUT:
                             ss:  Clinton
COUNTY OF MIDDLESEX:

On this 17th day of December, 2001, before me personally appeared Marshall T. Chiaraluce, who in my presence executed the foregoing Agreement, acknowledging such execution to be his free act and deed on behalf of The Connecticut Water Service, Inc.

/s/ Elizabeth D. Lebert
Notary Public
My Commission Expires:  5/31/05

                                GEORGE WADSWORTH
                         SUPPLEMENTAL PENSION AGREEMENT

         This Agreement made this 14th day of December, 2001, by and between Connecticut Water Service, Inc. and Barnstable Water Company (said companies hereinafter collectively referred to as the "Employer"), and George Wadsworth (the "Employee"),


                                  WITNESSETH:

         WHEREAS, in connection with the implementation of a Separation Agreement between Employer and Employee, the parties also wish to provide the Employee with supplemental pension benefits in order to make up for retirement benefits the Employee would have accrued under the Barnstable Water Company Pension Plan had he continued employment with the Employer; and

         WHEREAS, it is the intention of the parties that this Agreement shall constitute an unfunded arrangement for the purpose of providing supplemental pension benefits for the Employee;

         NOW, THEREFORE, the parties hereby agree as follows:

         1.       Definitions.

                  (a) "Board of Directors" means the Board of Directors of Connecticut Water Service, Inc., or any successor to such corporation.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and as interpreted from time to time by any regulations issued pursuant thereto, and references to any section thereof shall be deemed to refer to the like section of any subsequent federal internal revenue law.

                  (c) "Employee" means George Wadsworth.

                  (d) "Employer" means, collectively, Connecticut Water Service, Inc. and Barnstable Water Company, or any successor to said corporations.

                  (e) "Other Payee" means any surviving spouse, beneficiary , or contingent annuitant of the Participant entitled to benefits hereunder.

                  (f) "Pension Plan" means the Barnstable Water Company Pension Plan, or any successor plan thereto, including, for example, any plan into which the Barnstable Water Company Pension Plan is merged at a future date.

                  (g) "Separation Agreement" means the Agreement between the Employer and the Employee, executed at the same time as this Agreement, entitled "Separation Agreement and General Release and Covenant Not to Sue."

         2.       Benefits Payable.

                  (a) In accordance with the Separation Agreement, a payment shall be made to the Employee. The parties hereto recognize and agree that such payment, and the period of time to which such payment is or may be deemed to relate, shall not be taken into account in calculating Employee's average final compensation, benefit service, benefits, or for any other reason under the Pension Plan.

                  (b) Benefits under this Agreement shall commence to the Employee at the same time as benefits become payable to the Employee under the Pension Plan. For example, an election to take early retirement under the Pension Plan shall be applicable here as well. Benefits under this Agreement shall also be payable to the Employee in the same form as the Employee elects to receive benefits under the Pension Plan. If the Participant elects a form of benefit payment that provides for a beneficiary or contingent annuitant, the designation of a beneficiary or contingent annuitant under the Pension Plan and the proportionate reduction in benefits shall control for purposes of this Agreement as well. In no event, however, shall benefits be payable if the Employee commences receipt of benefits under the Pension Plan on or before February 23, 2006.

                  (c) The monthly benefit payable pursuant to this Agreement shall be determined as the difference between (1) and (2), where (1) equals the amount of monthly benefit which would have been payable to Employee under the Pension Plan if he had continued to work for the Employer and receive bi-weekly payments of $3,529.88 beginning with the first pay date in January 2002 and ending with the last pay date on or prior to February 23, 2006; and (2) equals the amount of monthly benefit actually payable under the Pension Plan. In determining the amount of monthly benefit described in item (1) above, however, any changes made under the Pension Plan made after the date of this Agreement shall not be taken into account; benefits shall be computed as if such changes were not made.

                  (d) In the event that Employee dies after February 23, 2006 and prior to commencing receipt of benefits under the Pension Plan, and if any surviving spouse benefits are payable under the Pension Plan to Employee's surviving spouse, then monthly benefits shall also be payable to Employee's surviving spouse under this Agreement. The monthly benefit payable pursuant to this Agreement shall be payable at the same time benefits are payable to the surviving spouse under the Pension Plan, and shall be determined as the difference between (1) and (2), where (1) equals the amount of the monthly benefit which would have been payable to the surviving spouse under the Pension Plan if Employee had continued to work for the Employer and receive bi-weekly payments of $3,529.88 beginning with the first pay date in January 2002 and ending with the last pay date on or prior to February 23, 2006; and (2) equals the amount of monthly benefit actually payable under the Pension Plan. In determining the amount of monthly benefit described in item (1) above, however, any changes made under the Pension Plan made after the date of this Agreement shall not be taken into account; benefits shall be computed as if such changes were not made.
No benefits will be provided hereunder if Employee dies on or before February 23, 2006.

                  (e) In no event shall any benefits be payable under this Agreement unless such payment is expressly provided for under the terms of this Agreement.

         3. Unsecured General Creditor. The Employee and any Other Payee shall have no legal or equitable rights, interest or claims in any property or assets of the Employer. Any and all of the Employer's assets shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer's obligation under this Agreement shall be merely that of an unfunded and unsecured promise to make payments in the future. The Employee's status (and the status of any Other Payee) is that of an unsecured general creditor of the Employer.

         4. Other Benefits. Any amounts payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any plan or other arrangement of the Employer for the benefit of its employees.

         5. Claims Procedure. The Employer, acting through the Board of Directors, has the discretionary authority to construe this Agreement and to determine any questions of eligibility and entitlement to benefits under this Agreement. In the event of a claim for benefits by the Employee or Other Payee, the Board of Directors shall determine whether benefits are payable (and the amount thereof) within ninety (90) days of the claim. If benefits are denied, the Board of Directors shall provide Employee (or Other Payee) written notice of such denial and shall indicate the specific provisions of the Agreement upon which the denial is based. Employee (or Other Payee) shall then have sixty (60) days in which to appeal such denial, and to present issues and comments in writing. Any final decision on appeal shall be made by the Board of Directors and communicated to Employee (or Other Payee) in writing within sixty (60) days of the appeal, indicating the specific provisions of the Agreement upon which a denial is based if benefits are denied.

         6. Entire Agreement: Amendments. This Agreement, together with the Separation Agreement, contain the entire agreement and understanding of the parties with respect to the subject matter contained herein, and all other prior agreements or understandings of the parties are hereby revoked. This Agreement may be amended or terminated only by a written instrument executed by the Employee and the Employer. There are no agreements, restrictions, promises, warranties, covenants or other undertakings other than those expressly set forth in this Agreement and in the Separation Agreement. This Agreement may be executed in one or more counterparts.

         7. Severability. If any provision of this Agreement is held by an arbitrator, arbitration panel, court or other judicial body of competent jurisdiction to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

                  8. Prohibition on Assignment. The Employee's and Other Payee's rights to benefit payments under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Employee or Other Payee. Neither the Employee nor any Other Payee or any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Employee, Other Payee, or any other person, nor be transferable by operation of law in the event of the Employee's, Other Payee's or any other person's bankruptcy or insolvency.

                  9. Successors. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, operation of law or otherwise) to all or substantially all of the business and/or assets of the Employer, expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Employer and any successor of or to the Employer, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Employer whether by sale, merger, consolidation, reorganization, operation of law or otherwise (and any such successor to the Employer shall thereafter be deemed the "Employer," as the case may be, for the purposes of this Plan); and shall be binding upon and inure to the benefit of the Employee, any Other Payee, and the beneficiaries, heirs, executors, administrators, and legal representatives of the Employee and all Other Payees.

     10. Construction of Agreement. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof. Where the context requires: (a) any use of gender shall be deemed to be masculine, feminine or neuter, and (b) any use of the singular or the plural shall include the other.

     11. Facility of Payment. If the Employer determines after receipt of evidence satisfactory to it, that the Employee or any Other Payee, as the case may be, to whom a payment is due hereunder is incompetent by reason of physical or mental disability or is a minor, the Employer shall have the power to cause the payments becoming due to such Employee or Other Payee to be made to another for the Employee or Other Payee, without responsibility of the Employer to see the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Employer.

     12. Taxes. The Employer shall have the right to deduct from any payment made or to be made pursuant to this Agreement any federal, state or local taxes required by law to be withheld.

     13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the dates set forth below.

EMPLOYEE

/s/ George Wadsworth
------------------------------
George Wadsworth


COMMONWEALTH OF MASSACHUSETTS:

COUNTY OF BARNSTABLE:

On this 14th day of December, 2001, before me personally appeared George Wadsworth, to me known to be the person described in the foregoing Agreement, who in my presence executed the same, acknowledging such execution to be his free act and deed.

                                                 SUSAN L. ABBOTT
/s/:  Susan L. Abbot                               Notary Public
Notary Public                                      My Commission Expires
My Commission Expires: 11/25/05                      November 25, 2005


CONNECTICUT WATER SERVICE, INC.

/s/:  Marshall T. Chiaraluce
-------------------------------
Marshall T. Chiaraluce


STATE OF CONNECTICUT:
                               ss:  Clinton
COUNTY OF MIDDLESEX:

On this 17th day of December, 2001, before me personally appeared Marshall T. Chiaraluce, who in my presence executed the foregoing Agreement, acknowledging such execution to be his free act and deed on behalf of The Connecticut Water Service, Inc.

/s/ Elizabeth D. Lebert
Notary Public
My Commission Expires:  5/31/05

BARNSTABLE WATER COMPANY
By: /s/ Marshall T. Chiaraluce
   -----------------------------------
        Marshall T. Chiaraluce


STATE OF CONNECTICUT
                                ss Clinton
COUNTY OF Middlesex:

On this 17th day of December, 2001, before me personally appeared Marshall T. Chiaraluce, who in my presence executed the foregoing Agreement, acknowledging such execution to be his free act and deed on behalf of the Barnstable Water Company.

/s/ Elizabeth D. Lebert
--------------------------------
    Elizabeth D. Lebert

Notary Public
My Commission Expires:  5/31/05